Exhibit 10.22a

FORM OF RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, made as of this      day of             , 2006, (the “Agreement”) between UNDER ARMOUR, INC. (the “Company”) and                      (the “Grantee”).

WHEREAS, the Company has adopted the 2005 Omnibus Long-Term Incentive Plan (the “Plan”), attached hereto as Attachment A, to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Grantees in the Plan of restricted shares of Stock of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Investment. The Grantee represents that the shares of Restricted Stock (as defined herein) are being acquired for investment and not with a view toward the distribution thereof.

2. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of          shares of Stock of the Company (collectively, the “Restricted Stock”). The Purchase Price for the Restricted Stock shall be paid by the Grantee’s services to the Company.

3. Grant Date. The Grant Date of the Restricted Stock hereby granted is                     , 2006.

4. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, or a Committee thereof, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

5. Vesting Date. The Restricted Stock shall become vested as follows: 20% of the shares of Restricted Stock shall vest on each of the first five (5) anniversaries of the Grant Date; provided that the Grantee remains continuously employed by the Company through each such applicable vesting date. Notwithstanding the foregoing, (i) in the event that the Grantee’s employment is terminated on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on such date of termination and (ii) in the event of a Change in Control, all unvested shares of Restricted Stock not previously forfeited shall vest on such Change in Control.

6. Forfeiture. Subject to the provisions of the Plan and Section 5 of this Agreement, with respect to the shares of Restricted Stock which have not become vested on the date the Grantee’s employment is terminated, the Award of Restricted Stock shall expire and such unvested shares of Restricted Stock shall immediately be forfeited on such date.

7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to the provisions governing conflict of laws.

11. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

UNDER ARMOUR, INC.

By:

WITNESS:	GRANTEE

I did* / did not timely file a Section 83(b) election with the Internal Revenue Service.

Grantee

*	If yes, a copy of the 83(b) election must be attached to this signed Agreement prior to returning to Under Armour.